Exhibit 3.2

                                BYLAWS OF

                               ESESIS, INC.

                                ARTICLE I

                                 OFFICES
                                 -------

     SECTION 1. PRINCIPAL OFFICE. The principal place of business of Esesis, Inc., a Colorado corporation (the "Corporation"), shall be 7345
E. Peakview Ave, Centennial, Colorado  80111.

     SECTION 2. OTHER OFFICES. Other offices may be established from time to time by the Board of Directors at such place or places where the Corporation is qualified to do business.

                               ARTICLE II

                              CAPITAL STOCK
                              -------------

     SECTION 1. STOCK CERTIFICATES. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the articles of incorporation of the Corporation (the "Articles of Incorporation") or Colorado law, as shall be approved by the Board of Directors. Each certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and also by a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and may (but need not) be sealed with the corporate seal of the Corporation. Any or all of the signatures upon a certificate may be manual or facsimiles. The certificate may be countersigned by a transfer agent or registered by a registrar, both of which may be the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer at the date of its issue. All certificates shall be consecutively numbered and the names and address of the persons owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books. If the Corporation is authorized to issue different classes of shares or different series within a class, the certificate shall contain a summary of the designations, preferences, limitations and relative rights applicable to each class, the variations in preferences, limitations and rights determined for each series, and the authority (if any) of the Board of Directors to determine variations for future classes or series. Alternatively, each certificate may conspicuously state on its front or back that the Corporation will furnish to the shareholder the foregoing information on request in writing and without charge.

     SECTION 2. SHARES WITHOUT CERTIFICATES. The Board of Directors may by resolution authorize the issuance of any class or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the

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Corporation.  Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on stock certificates by the laws of the State of Colorado. Unless and until the Board of Directors authorizes otherwise by resolution, all shares of capital stock of the Corporation shall be represented by certificates.

     SECTION 3. TRANSFERS OF SHARES. Except as otherwise provided by law, shares of the Corporation shall be transferable or assignable on the books of the Corporation only by the holder thereof, in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares duly endorsed for such transfer (unless the shares were issued without certificates) or upon compliance with Section 4 of this Article.

     SECTION 4. LOST CERTIFICATES. The Corporation shall issue a new certificate or certificates in place of any outstanding certificate or certificates alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed; and the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity or otherwise agree to indemnify, hold harmless and defend the Corporation against any claim that may be made against the Corporation, provided that the Corporation shall not be required to issue a new certificate or certificates if:

          (a) The owner fails to notify the Corporation that the old certificate or certificates have been lost, stolen or destroyed within a reasonable time after he has notice of it and the Corporation registers a transfer of such old certificate(s) before receiving such notification, or

          (b) The owner does not request a new certificate(s) before the Corporation has notice that the old certificate(s) has been acquired by a bona fide purchaser as such term is defined in the Colorado Uniform Commercial Code - Investment Securities.

     Except as provided above in this section or as otherwise required by Colorado law, no new certificate evidencing shares of stock shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued has been surrendered for cancellation.

          SECTION 5. DIVIDENDS. The Board of Directors may, from time to time, declare and the Corporation may pay dividends or other distributions on its shares in cash, property or its own shares; provided that no such dividend or distribution will be made if (a) after such dividend or distribution the Corporation will not be able to pay its debts as they become due in the usual course of business, (b) after such dividend or distribution, the Corporation's total assets would be less than the sum of its total liabilities, plus (unless the Articles of Incorporation permit otherwise) the amount that would be necessary, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, or
(c) the dividend or distribution would otherwise violate Colorado law.

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                               ARTICLE III

                        SHAREHOLDERS AND MEETINGS
                       --------------------------

          SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business which may properly come before the meeting shall be held at such time as may be determined by the Board of Directors by resolution in conformance with the Colorado Business Corporation Act. If the election of Directors shall not be held on the day so designated for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by (a) the President, or (b) resolution of the Board of Directors, or (c) upon the Corporation's receipt of one or more written demands stating the purpose(s) for which the meeting is to be held, signed and dated by the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such meetings will be held at the principal office of the Corporation, or if called by resolution of the Board of Directors, at such other place within or without the State of Colorado as is stated in the notice thereof. Said notice shall further specify the purpose for which the meeting is called.

          SECTION 3. SHAREHOLDERS ENTITLED TO VOTE. Registered shareholders only shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, firm, or Corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

          SECTION 4. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders (or any adjournment thereof) or entitled to receive any dividend or distribution, or any change, conversion or exchange of shares. The record date so fixed shall be not more than 70 days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders who are of record on that date are entitled to notice of, and to vote at, the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after the record date. If no record date is set, the determination of shareholders shall be made on the first date that a notice for a shareholders' meeting is given to a shareholder, the date that the first written consent of shareholders is received by the Corporation, in the case of shareholder action by unanimous written consent, or on the date that the Board of Directors passes a resolution entitling shareholders to receive any dividend, distribution or allotment of rights. Unless otherwise specified when a record date is fixed, the determination of shareholders shall be as of the Corporation's close of business on the record date.

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          SECTION 5.  LIST OF SHAREHOLDERS.  After fixing a record date for a shareholder's meeting, the Secretary or Assistant Secretary will cause to be prepared a list of the names of all of the Corporation's shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of meeting in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written notice to inspect and, subject to the requirements set forth below, to copy the list during regular business hours and during the period it is available for inspection. In order to copy the list, a shareholder must satisfy the following requirements: (a) the shareholder has been a shareholder for at least three months immediately preceding the demand or is a shareholder of at least five percent (5%) of all the outstanding shares of any class of the Corporation as of the date the demand is made, (b) the demand is made in good faith and for a proper purpose, (c) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (d) the records are directly connected with the described purpose, and (e) the shareholder pays a reasonable charge imposed by the Corporation for copying.

          SECTION 6. NOTICE. Written notice of every annual and special meeting of shareholders stating the date, time and place thereof, shall be given not less than ten nor more than 60 days prior thereto (except, at least 30 days' notice shall be given for a meeting called for the purpose of increasing the authorized capital stock of the Corporation) to each shareholder of record who is entitled to vote at the meeting (and those shareholders who are not entitled to vote if required by the Colorado Business Corporation Act) at his last known address, as the same appears on the books of the Corporation. The notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called, but the notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the Articles of Incorporation, a restatement of the Articles of Incorporation, a plan of merger or exchange, a disposition of substantially all of the property of the Corporation, a consent by the Corporation to the disposition of property by another entity, or a dissolution of the Corporation. If a shareholder shall have furnished a written address to the Secretary of the Corporation different from that appearing on the books of the Corporation, then any such notice that is mailed shall be mailed to the shareholder at such later address. The Secretary or Assistant Secretary shall give or cause notice to be given by mail, telegraph, telecopy, facsimile, teletype, electronic mail, private carrier or personal delivery. If a notice is mailed first class (including registered or certified mail), postage prepaid, it shall be deemed effective as to any shareholder when deposited in the United States Mail, addressed to the shareholder at his address at it appears in the Corporation's current record of shareholders, but

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if three successive notices mailed to the address of any shareholder as shown on the Corporation's current record of shareholders are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. If a notice is given in any other manner, it shall be effective on the earliest of: (a) the date received; (b) five days after mailing; or (c) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

          SECTION 7. VOTING AND QUORUM. Except as may be provided otherwise in the Articles of Incorporation, (a) every shareholder entitled to vote on a matter submitted to a vote of the shareholders shall have one vote for each share of stock (and a corresponding fractional vote for each fractional share of stock) registered in its name on the record date, (b) a quorum shall consist of a majority of the votes entitled to be cast at the meeting, or if any matter to be presented at the meeting is to be voted on by a separate voting group, a quorum for that matter will consist of a majority of the votes of the voting group entitled to vote on the matter, (c) if a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, except where a greater number of affirmative votes is required by the Articles of Incorporation or the Colorado Business Corporation Act or a resolution of the Board of Directors, and (d) unless the Articles of Incorporation provide for cumulative voting in an election of Directors, that number of candidates equaling the number of Directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors, or if Directors are elected by separate voting groups, that number of candidates equaling the number of Directors to be elected by that voting group, having the highest number of votes cast in favor of their election by the voting group, are elected to the Board of Directors by the voting group. An amendment to the Articles of Incorporation shall be required to change any provision of this Section 7, except that the provisions of clauses (b) and (c) may be amended by the shareholders pursuant to Article VI, Section 2 of these Bylaws if the shareholders were given the power to do so under the Articles of Incorporation.

          SECTION 8. PROXIES. Every shareholder entitled to vote or execute written consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.

          SECTION 9. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present with respect to any voting group, may be adjourned from time to time by a vote of the shares present if the votes cast in favor of the adjournment exceeds those voted against the adjournment. Except as provided below, notice need not be given of the new date, time or place of the adjourned meeting if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed (a new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting), notice of

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the adjourned meeting shall be given to those shareholders entitled to notice as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting as originally called; provided, however, that if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining whether or not a quorum exists, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

          SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote thereon and delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records. Action taken by consent is effective as of the date the last written consent necessary to effect the action is received by the Corporation, unless all the written consents specify a different effective date which may be before or after the date the written consents are received by the Corporation. Any action taken by written consent shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed and dated by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

          SECTION 11. TELEPHONE MEETINGS. Any one or more shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed present in person at the meeting. If notice of the meeting is given, such notice need not specify that one or more shareholders may participate in the meeting by means of such communication.

          SECTION 12.  CHAIRMAN OF MEETING.  The President of the
Corporation or such person as is designated by him shall preside at all meetings of shareholders.

          SECTION 13. WAIVER OF NOTICE. A shareholder may waive any notice required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. A waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver.
By attending a meeting, a shareholder waives any objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting because of

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lack of notice or defective notice.  By attending a meeting, a shareholder also waives any objection to consideration of any particular matter as not being within the purpose of the meeting notice unless the shareholder objects to consideration of the matter at the time it is presented.

                               ARTICLE IV

                                DIRECTORS
                                ---------

          SECTION 1. NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall consist of at least one (1) member but not more than nine (9) members (the "Directors"). Every Director shall be a natural person at least 18 years old but who need not be either a shareholder or resident of the State of Colorado. A Director, other than the initial Director (as identified in the original Articles of Incorporation), shall be elected at the annual meeting of shareholders, or any adjournment thereof, and (unless the Articles of Incorporation provide for staggered terms of Directors) shall hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified.

          SECTION 2. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

          SECTION 3. VACANCIES. Any vacancy occurring in the Board of Directors (including a vacancy created by an increase in the number of Directors) shall be filled by (a) an action of the Board of Directors at a meeting at which a quorum is present or, if the remaining Directors are less than a quorum, by the affirmative vote of a majority of the Directors then in office (even if less than a quorum), or (b) by an election at an annual meeting, or at a special meeting of the shareholders called for that purpose. A Director chosen to fill a vacancy shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Notwithstanding any other provision of this Section, if a vacancy was held by a Director elected by a voting group of shareholders, then, if one or more of the remaining Directors were elected by the same voting group, only such Directors are entitled to vote to fill the vacancy if it is filled by the Directors, and they may do so by the affirmative vote of the majority of such Directors remaining in office; and only the holders of shares of that voting group are entitled to fill the vacancy if it is filled by the shareholders.

          SECTION 4. REMOVALS. At any meeting of the shareholders called for that purpose, all of the Directors, or any number of Directors, may be removed, with or without cause, by the shareholders if the votes cast in favor of removal exceed the votes cast against removal; provided, however, that if the Articles of Incorporation provide for cumulative voting, if less than all of the Directors are to be removed, no one of the Directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or at an election of the class of Directors of which he is a part, would be sufficient to elect him. If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove that Director.

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          SECTION 5.  RESIGNATION.  Any Director may resign at any time by mailing or delivering or by transmitting by telecopy, facsimile, telegraph or cable written notice of his resignation to the President or Secretary of the Corporation. A resignation of a Director is effective when the notice is received by the Corporation, unless the notice specifies a later effective date. Acceptance of the resignation shall not be necessary unless the notice so provides.

          SECTION 6. POWERS. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the Colorado Business Corporation Act as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the Board of Directors shall have the following powers, to wit:

          (a) To select and remove all the officers, agents, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Colorado Business Corporation Act, with the Articles of Incorporation, or the Bylaws, and fix their compensation.

          (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with the law, Colorado Business Corporation Act, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

          (c) To change the principal office of the Corporation for the transaction of the business of the Corporation and to fix and locate, from time to time, one or more subsidiary offices of the Corporation within or without the State of Colorado.

          (d) To adopt, make and use a corporate seal, and to prescribe the form of certificates of shares, and to alter the form of such seal and of such certificates, from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of the law.

          (e) To authorize the issuance of shares of stock of the Corporation, from time to time, upon such terms and for such consideration as may be lawful.

          (f) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and security therefor.

          (g) To declare dividends pursuant to the provisions of the Colorado Business Corporation Act.

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          (h)  The greater of a majority of the Board of Directors then in office or the Directors necessary to approve other action by the Board of Directors may, by resolution, designate two or more Directors to constitute an executive committee and one or more other committees each of which to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except the power to declare dividends or other distributions, to fill vacancies on the Board of Directors or any committee, to amend the Articles of Incorporation, to adopt, amend or repeal the Bylaws, to authorize the issuance or reacquisition of stock (except within limits authorized by the Board of Directors) and those other powers which may not be delegated to such committees under the Colorado Business Corporation Act.

          (i) Anything hereinabove to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, and/or deposit to the credit of the Corporation at any bank or trust company or banking institution in which the Corporation may maintain an account, cash, checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances as the Board of Directors may elect.

          SECTION 7. ANNUAL MEETING. A meeting of each newly elected Board of Directors may be held without notice in each year immediately following the annual meeting of shareholders.

          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee designated by the Board of Directors may be held without notice at such time and place (in or out of Colorado) as may be determined by the Board of Directors from time to time.

          SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee designated by the Board of Directors may be called by the President or any two Directors (or any two members of the committee, in the case of a committee meeting) at the principal office of the Corporation (or such other meeting place established by the Board of Directors) unless a different place is agreed to by all Directors.
Notice of a special meeting shall be personally delivered, mailed, telegraphed, telecopied or telephoned to each Director or committee member at least two days prior thereto. Neither the business to be transacted at, nor the purpose of such meeting need to be specified in said notice. A waiver of notice of a meeting which is in writing and signed by the Director entitled to such notice, whether before, at or after the meeting, shall be equivalent to the giving of notice. By attending or participating in a meeting, a Director waives any required notice of such meeting unless the Director, at the beginning of such meeting, objects to the holding of such meeting or the transacting of business at the meeting because of lack of notice or defective notice and does not thereafter vote for, or assent to, action taken at the meeting.

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          SECTION 10.  QUORUM.  At all meetings of the Board of
Directors, a quorum shall consist of a majority of the number of Directors fixed in these Bylaws, and a majority vote of those present shall be necessary and sufficient to constitute the act of the Directors, except as otherwise provided herein, in the Articles of Incorporation or by the Colorado Business Corporation Act . A majority of those Directors present at any Directors' meeting, whether or not a quorum is present, may adjourn the meeting from time to time but, except as set forth in the Articles of Incorporation, elsewhere in these Bylaws, or by the Colorado Business Corporation Act, in the absence of a quorum no other business may be conducted.

          SECTION 11. TELEPHONE MEETINGS. Any Director or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A Director participating in a meeting by this means is deemed present in person at the meeting. If notice of a Board of Directors' meeting or committee meeting is given, such notice need not specify that one or more Directors may participate in the meeting by means of such communication.

          SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken by written consent is effective when the last Director or committee member signs the written consent, unless before such time, any Director or committee member has revoked his or her written consent by a writing signed by the Director or committee member and received by the Secretary or Assistant Secretary of the Corporation. Notwithstanding the foregoing, Directors can establish a different effective date by so stating in the consent. Action taken pursuant to this Section has the same effect as action taken at a meeting of Directors and may be described as such in any document.

          SECTION 13. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to any action taken at the meeting, (b) the Director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (c) the Director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting. Such right to dissent to specific action shall not apply to a Director who voted in favor of such action.

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          SECTION 14.  FEES AND COMPENSATION.  Directors shall not
receive any stated salary for their services as Directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be paid to one or more of the Directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

          SECTION 15. CHAIRMAN OF THE BOARD. A Director may be elected by the Board of Directors to fill the office of the Chairman of the Board of Directors and another Director may be so elected to fill the office of Vice-Chairman of the Board of Directors. In the event the President of the Corporation is also a Director and no Chairman of the Board of Directors is elected, the President will act as ex officio Chairman of the Board of Directors. The Chairman of the Board of Directors and in his absence the Vice-Chairman, if such officer or officers shall be chosen by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors. The Chairman shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation and shall, from time to time, consult and advise with the President in the direction and management of the Corporation's business and affairs. He shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

                                ARTICLE V

                                OFFICERS
                                --------

          SECTION 1. OFFICERS. The officers of the Corporation shall include a President, Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and/or agents as may be appointed and as the business of the Corporation may require and the Board of Directors may deem proper. The officers must be natural persons at least 18 years old but need not be Directors or shareholders. Any two or more offices may be held by the same person.

          SECTION 2. APPOINTMENT. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall appoint the officers, and may, not inconsistent with the Bylaws, fix the powers and duties of any officer. Notwithstanding the foregoing, the Board of Directors may by resolution authorize any officer to appoint and/or remove one or more other officers or assistant officers, provided that unless expressly provided by the Board of Directors, no Vice President or assistant officer may exercise a power to appoint or remove the President or any senior officer to whom they are an assistant. Each officer so chosen shall hold office from the time of appointment until the first to occur of (a) the expiration of the term of his appointment (if a term is set by the Board of Directors) and the appointment of his successor, (b) his removal or resignation, or (c) his death.

          SECTION 3. REMOVALS, RESIGNATIONS, AND VACANCIES. Any officers or agents may be removed, with or without cause, at any time by the Board of Directors, or by any

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
officer that the Board of Directors has authorized to remove the officer or agent being removed.

          Any officer may resign at any time by giving written notice to any Director, to the President, or to the Secretary of the Corporation; provided the notice is given to someone other than the resigning officer. A resignation is effective when notice is received by a Director, the President, or the Secretary of the Corporation, unless the notice specifies a later effective date. Acceptance of the resignation shall not be necessary unless the notice so provides.

          A vacancy in any office because of death, resignation or removal shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          SECTION 4. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall have the general powers and duties of management usually vested in the office of a President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          SECTION 5. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors (or if not ranked, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or these Bylaws.

          SECTION 6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes. The Secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the Board of Directors and the shareholders and any other records and information required to be kept under Section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the Corporation. He shall keep, or cause to be kept, a stock register showing the names of the shareholders, number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors as required. He shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, shall affix the same to any instrument requiring it; and when so affixed the seal shall be attested by his signature or by the signature of the Assistant Secretary, the Treasurer or a Vice President.

          SECTION 7. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounting records affecting the Corporation.

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
The books of account shall at all reasonable times be open to inspection by any Director.

          The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

          If required by the Board of Directors, the Treasurer shall obtain a bond at the Corporation's expense in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatsoever kind in his possession or under his control belonging to the Corporation.

          SECTION 8. ASSISTANTS. The assistant officers (if any) shall, in the order of their seniority (unless otherwise designated by the Board of Directors), and in the absence or disability of the officer to whom they are an assistant, perform the duties of such officer; and when so acting they shall have all the powers of, and be subject to all the restrictions upon, such officer. They shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors, the officers of the Corporation, or these Bylaws.

                               ARTICLE VI

                              MISCELLANEOUS
                              -------------

          SECTION 1. ACCOUNTING PERIOD. The Corporation shall keep its books and file its tax returns on a calendar year basis, unless otherwise determined by the Board of Directors.

          SECTION 2. AMENDMENTS. These Bylaws may be amended or repealed and new Bylaws may be adopted from time to time, by action of the Board of Directors unless the Articles of Incorporation reserve the power exclusively to the shareholders, in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Directors may not amend or repeal such Bylaw. The shareholders may also amend or repeal the Bylaws even though the Bylaws may be amended or repealed by the Board of Directors. Notwithstanding the foregoing, a Bylaw that establishes the quorum requirement for the Board of Directors of more than a majority of the number of Directors or requires a vote of more than a majority of the Directors present at a meeting for action by the Board of Directors (a) if adopted by the shareholders may be amended only by the shareholders, or (b) if adopted by the Board of Directors may be modified by the shareholders or by the Board of Directors using the quorum and voting requirement then in effect or proposed to be adopted,

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
whichever is greater, and (c) if authorized by the Articles of Incorporation, the shareholders (but not the Board of Directors) may adopt and modify a Bylaw fixing a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than required by the Colorado Business Corporation Act using the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.









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
                               CERTIFICATE
                               -----------

     I hereby certify that the foregoing Bylaws, consisting of 15 pages, including this page, constitute the Bylaws of Esesis, Inc. adopted by the Board of Directors of the Corporation as of the 1st day of August, 2002.



                                   /s/ ROBERT WUNDER
                                   ----------------------------
                                   Robert Wunder, Secretary









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